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                                   PALATIN AG
                               Beethovenstrasse 43
                                  Postfach 4913
                                 CH-8022 Zurich
                                   Switzerland


                                       September 5, 1996



Richard Becker
55 Jared Drive
White Plains, NY 10545

                     Re: Purchase of Shares of Ecomat, Inc.
                         ----------------------------------

Dear Mr. Becker:

               This is to confirm our agreement that you hereby sell, transfer and deliver the 840,000 shares of common stock, no par value, of Ecomat, Inc., owned by you and registered in your name, which comprise all the shares of Ecomat owned by you, to Palatin AG in exchange for Palatin's payment to you of $40,000.

               If the foregoing correctly reflects our understanding, please so indicate by signing your name in the space provided below.

                                       Very truly yours,

                                       PALATIN AG

                                       By:   /s/ ASTRID HINDEMITH
                                           ____________________________
                                              Astrid Hindemith
                                              President


Accepted and agreed to as
of the date first above written:



 /s/ RICHARD BECKER
__________________________________
Richard Becker



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